SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               Form 8-K

                            Current Report


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 4, 1996


                              CCB FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)


   North Carolina             0-12358              56-1347849
  (State or other      (Commission File No.)    (IRS Employer
  jurisdiction of                              Identification No.)
  incorporation)

      111 Corcoran Street, Post Office Box 931, Durham, NC 27702
               (Address of principal executive offices)


Registrant's telephone number, including area code (919) 683-7777


                              N/A
               (Former name or former address, if
                    changed since last report)

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Item 5.  Other Events

At the close of business on October 4, 1996, the Registrant's savings bank subsidiary, Graham Savings Bank, Inc., SSB ("Graham Savings"), was merged into the Registrant's primary banking subsidiary, Central Carolina Bank and Trust Company ("CCB"). As of the date of the merger, Graham Savings had loans of approximately $73.2 million and deposits of approximately $94.6 million. Graham Savings' two offices will hereafter be operated as full-service banking offices of CCB.


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                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CCB FINANCIAL CORPORATION
                                   Registrant


Date:  October 8, 1996             By:  /s/ W. HAROLD PARKER, JR.
                                         W. Harold Parker, Jr.
                                          Senior Vice President
                                          and Controller